EXHIBIT 99.1

SBS MINING CORP. MALAYSIA SDN BHD.

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 30, 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors

of SBS Mining Corp Malaysia Sdn. Bhd., Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SBS Mining Corp. Malaysia Sdn. Bhd., Inc. (the “Company”) as of June 30, 2018 and 2017, the related statements of operations, comprehensive loss, stockholder’s deficit and cash flows for the years ended June 30, 2018 and 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and has an accumulated deficit of $2,379,433 as of June 30, 2018 and needs to raise substantial amount of additional funds to meet its obligations and commence its mining operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ LJ Soldinger Associates, LLC

Deer Park, IL

September 20, 2018

We have served as the Company’s auditor since 2018.

F-2

SBS Mining Corp. Malaysia Sdn Bhd.

Balance Sheets

	June 30,	June 30,
	2018	2017
Current Assets
Cash and bank balances	$19,072	$9,852
Prepayment	435	-
Other receivables and deposits	3,333	56,883
Deposit on mineral property	-	186,372
Total current assets	22,840	253,107
Non-Current Assets
Concession acquisition costs	236,749	-
Plant and equipment, net	19,725	55,714
TOTAL ASSETS	$279,314	$308,821

Current Liabilities
Other payables and accruals	$114,726	$15,171
Deferred rent	-	8,079
Amount due to related parties	1,996,164	1,743,719
Stock payable	59,530	-
Total liabilities	2,170,420	1,766,969

Commitments and contingencies

Stockholder's Deficit
Share capital (par value MYR 1 [approximately $0.31] per share; 600,000 shares authorized, issued and outstanding as of June 30, 2018 and 2017, respectively)	183,652	183,652
Additional Paid in Capital	286,884	162,986
Accumulated deficit	(2,379,433)	(1,919,729)
Accumulated Other Comprehensive Income	17,791	114,943
Total Stockholder's Deficit	(1,891,106)	(1,458,148)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$279,314	$308,821

See accompanying notes to the audited financial statements

F-3

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Operations and Comprehensive Loss

	Year ended
	June 30,
	2018		2017
Revenue	$		$
Sales		51,534		32,737

Operating expenses
Depreciation, depletion, amortization and impairment		42,018		41,219
General and administrative expenses		345,322		416,736
Total operating expenses		387,340		457,955

Other expense
Interest expenses – related party		(123,898)		(100,175)
Total other expense		(123,898)		(100,175)

Loss before taxation		(459,704)		(525,393)
Income taxes		-		-
Net loss		$(459,704)		$(525,393)

Comprehensive Income (Loss):
Effect of foreign currency translation		(97,152)		68,370
Comprehensive Loss		$(556,856)		$(457,023)

PRO FORMA INFORMATION (Unaudited)

Basic and Diluted Common Shares Outstanding		720,802,346		720,802,346

Basic and Diluted Loss per Common Share		$0.00		$0.00

See accompanying notes to the audited financial statements

F-4

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Changes in Stockholder’s Deficit

			Additional		Accumulated Other	Total
	Common stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Deficit

Balance - June 30, 2016	600,000	$183,652	$61,411	$(1,394,336)	$46,573	$(1,102,700)

Imputed interest			100,175			100,175
Imputed rent			1,400			1,400
Foreign currency translation adjustment					68,370	68,370
Net Loss				(525,393)		(525,393)
Balance - June 30, 2017	600,000	$183,652	$162,986	$(1,919,729)	$114,943	$(1,458,148)

Imputed interest			123,898			123,898
Foreign currency translation adjustment					(97,152)	(97,152)
Net Loss				(459,704)		(459,704)
Balance - June 30, 2018	600,000	$183,652	$286,884	$(2,379,433)	$17,791	$(1,891,106)

See accompanying notes to the audited financial statements

F-5

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Cash Flows

	Year ended
	June 30,
	2018	2017
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(459,704)	$(525,393)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation, depletion, amortization and impairment	42,018	41,219
Rent expenses contributed to additional paid in capital	-	1,400
Imputed interest contributed as additional paid in capital	123,898	100,175
Expenses paid directly by related party	162,008	159,386
Change in assets and liabilities
Other receivable and deposits	56,236	926
Deferred rent	(8,333)	8,091
Accounts Payable and accrued liabilities	96,389	(2,530)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	12,512	(216,726)

CASH FLOWS FROM INVESTING ACTIVITIES:
Receipt of trading advance	192,245	-
Concession acquisition costs	(229,367)
Purchase of plant and equipment	(968)	(34,814)
NET CASH USED IN INVESTING ACTIVITIES	(38,090)	(34,814)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock payable	57,673	-
Advances received from related parties	257,672	893,748
Repayments of related party advances	(281,782)	(637,915)
NET CASH PROVIDED BY FINANCING ACTIVITIES	33,563	255,833

Effects of changes in foreign exchange rate	1,235	(8,493)

NET CHANGE IN CASH	9,220	(4,200)
CASH AT BEGINNING OF PERIOD	9,852	14,052
CASH AT END OF PERIOD	$19,072	$9,852

Cash Paid during the year for:
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Non-Cash Information
Property, plant and equipment paid for directly by related party	$1,860	$-
Landlord deposits funded directly by related party	$-	$51,317

See accompanying notes to the audited financial statements

F-6

SBS Mining Corp. Malaysia Sdn Bhd.

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Organization and Summary of Significant Accounting Policies

SBS Mining Corp. Malaysia Sdn. Bhd., ("the Company") is a Malaysian corporation whose primary business is mining, exploration and trading of certain mineral ores and properties located in Malaysia.

Currently the Company is principally engaged in the prospecting of minerals and ultimately the mining of minerals upon successful exploration. During fiscal 2017 the Company commenced revenue generating operations as a result of its mineral trading business (See Note 3). Essentially all of the Company's property, plant and equipment assets are held in Malaysia. The functional currency of the Company is the Malaysian Ringgit (MYR).

As of June 30, 2018, the Company was a wholly owned subsidiary of GMCI Corp (see below).

In July 2018, the Company was acquired by NAMI Corp (see Note 11).

Fiscal Year

The Company's fiscal year end is June 30.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.

As noted above, as of June 30, 2018 and 2017, all of the issued and outstanding common shares of the Company were held by the Company’s parent, GMCI Corp. These financial statements are not consolidated with the Company’s parent but are presented independently and are considered “carve out” financial statements under accounting principles generally accepted in the United States as, subsequent to June 30, 2018 (see Note 11), the Company has been acquired by NAMI Corp. and therefore the separate presentation to show only the financial position and results of operations of the Company are presented.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

Revenue Recognition

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

F-7

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings, and/or contracts independently negotiated between the Company and purchasers.

To date, all of the revenue recognized by the Company has been derived from transactions with related parties (See Note 3). In addition, all of the revenue recognized with those related parties has been based on verbal conditions. To date the Company has not entered into a formal written agreement for its commissions earned on the trading of unwashed bauxite ore. The Company has determined that in recording its revenue through June 30, 2018, that the selling price and other conditions derived from its transactions with related parties were not fixed and determinable until those trading commissions were paid to the Company by its related party. Because of this, through June 30, 2018, the Company has recorded its trading commissions earned with Sincere Pacific Mining (M) Sdn. Bhd. ("Sincere") on the cash basis. In the future, should the Company enter into formal agreements, the recognition method may change.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2018 and 2017, cash includes cash on hand and cash in the bank. The Company operates in Malaysia where deposit insurance for deposits is provided up to MYR 250,000 (approximately US$62,010). From time to time the Company's account balances may exceed that limit.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Foreign Currencies

Functional and presentation currency - Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates (the 'functional currency'). The financial statements are presented in US Dollars, which is the Company's presentation currency. The functional currency of the Company's is the Malaysian Ringgit.

Transactions and balances - Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations. The translation adjustments increases or decreases accumulated other comprehensive income included on the balance sheet.

Plant and equipment and depreciation

Plant and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Depreciation is calculated on straight line basis to write off the cost of plant and equipment over their expected useful lives at the following annual rates:

Motor Vehicles	20%
Office equipment	33%
Tools and equipment	33%
Computer and software	33%
Leasehold improvements	Term of lease
Furniture and Fixture	33%

F-8

Mineral Properties

The Company is planning on being engaged in the business of the acquisition, exploration, development, mining, and production of mineral properties and or resources, with a current emphasis on sea sand mining (see Note 10) and previous emphasis on iron ore, bauxite and tin. Mineral claims and other property acquisition costs are capitalized as incurred. Such costs are carried as an asset of the Group until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development costs, are capitalized. The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves. If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Exploration expenditures

Exploration, acquisition (except for property purchase costs), and general and administrative costs related to exploration projects and prospecting activities are charged to expense as incurred. Exploration expenses in the fiscal year ended June 30, 2018 and 2017, $nil and $nil (see Note 11).

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the fiscal year ended June 30, 2018 and 2017, there was impairment of long-lived assets of $19,549 and $0, respectively.

Segment Reporting

FASB ASC 820 "Segments Reporting" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Our proposed future business segments are expected to span more than one geographical area. Specifically, the Company intends to generate revenue through mineral trading and exploration activities.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. This statement prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company recognizes interest and penalties related to unrecognized tax benefits or failure to comply with local tax legislation within the income tax expense line in the accompanying Statement of Operations and Comprehensive Loss. Accrued interest and penalties are included within the related tax liability line in the Balance Sheets.

Loss Per Share

The Company follows the provisions of ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Basic and diluted losses per share are the same as all potentially dilutive securities are anti-dilutive.

F-9

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock or conversion of notes into shares of the company's common stock that could increase the number of shares outstanding and lower the earnings per share of the company's common stock. This calculation is not done for periods in a loss position as this would be antidilutive. As of the fiscal year ended June 30, 2018 and 2017, there were no stock options or stock awards, or other convertible securities that would have been included in the computation of diluted earnings per share that could potentially dilute basic earnings per share in the future.

Pro Forma Financial Information

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had merged with NAMI Corp. as of July 1, 2016 and has therefore presented a pro forma earnings per share based on the shares to be issued to the owner of the Company as consideration for the merger.

Recently issued accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 which was amended in August 2015 by Update No 2015-14: Revenue from Contracts with Customers. The standard outlines a five-step model for revenue recognition with the core principle being that a company should recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. Companies can choose to apply the standard using either the full retrospective approach or a modified retrospective approach. Under the modified approach, financial statements will be prepared for the year of adoption using the new standard but prior periods presented will not be adjusted. Instead, companies will recognize a cumulative catch-up adjustment to the opening balance of retained earnings. This new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2018 and 2017, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Under the JOBS Act, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

Note 2 – Going Concern

At June 30, 2018, the Company reported a net loss of $459,704. In addition, as of June 30, 2018, the Company had a working capital deficit of approximately $2.15 million with cash on hand less than $20,000. The Company believes that its existing capital resources are not adequate to enable it to execute its business plan and as of the date of these financial statements and has no firm commitment for either additional debt or equity financing available to it in order to meet its current commitments. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company estimates that it will require significant additional cash resources during fiscal 2019 and beyond, especially upon receipt of all of the necessary permits to commence sea sand mining operations (see Note 11). The Company has initiated a private placement of preference shares in order to meet its upcoming needs, however, the Company has received, as of the date of these financial statements, approximately $70,000 and has no firm commitments for additional funds. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

F-10

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 3 –Advance Payment on Mineral Trading – Related Party

In the year ended June 30, 2016, the Company advanced to Sincere Pacific Mining Sdn. Bhd. approximately $614,000 (MYR 2,774,000) for the purpose of commencing bauxite trading and financing activities. In that same period, the Company impaired all but $186,372 (MYR 800,000). During the year ended June 30, 2018, the Company received two repayments of MYR 500,000 and MYR 300,000 respectively, which reduced the amounts of the advance not impaired during the fiscal year ended June 30, 2016 to nil as of June 30, 2018. Should the Company, in future periods, collect further amounts under the trading program from its original advance, those amounts will be shown as income in the financial statements of the Company.

During the year ended June 30, 2018 the Company earned revenue from its bauxite trading activities and concluded shipments for an additional 60,000 tonnes of gross washed bauxite (net dry weight of 49,006 tonnes) for net commissions of $51,534 converted at agreed rates of conversion to RM of between 3.857 and 4.3021 for total proceeds of MYR 210,005, after adjustment for certain offset required.

Note 4 – Plant and Equipment

	June 30,	June 30,
	2018	2017
Cost
Motor Vehicles	$16,123	$96,404
Office equipment	9,885	14,642
Computers and software	14,016	10,178
Tools and equipment	526	494
Leasehold improvements	-	12,400
Furniture and Fixture	38,528	34,766
	79,078	168,884
Accumulated Depreciation	(59,353)	(113,170)
Plant and Equipment, Net	$19,725	$55,714

Depreciation for the fiscal year ended June 30, 2018 and 2017 was $22,469 and $41,219, respectively.

During the year ended June 30, 2018, the Company recorded $19,549 as an impairment of fixed assets.

Note 5 – Advances to Nami Corp

In the year ended June 30, 2018, the Company advanced $186,372 (MYR 716,856) to NAMI Corp. The advances were made without documentation, are due on demand and are non-interest bearing. The amounts were repaid prior to June 30, 2018.

F-11

Note 6 – Prepaid expenses and deposits

	June 30,	June 30,
	2018	2017

Sundry receivables	$1,721	$2,190
Deposits, including utility, security deposits	1,612	54,693
	$3,333	$56,883

Note 7 – Related party advances and expenses

Advances from related parties:

	June 30,	June 30,
	2018	2017

Advances from its Directors	$1,066,278	$1,086,254
Advances from related party	189,795	-
Advances from holding company	740,091	$657,465
Total	$1,996,164	$1,743,719

Directors of the Company have leased shared office space for corporate operations the cost of which is $350 (MYR 1,500 per quarter), the use of which is provided to the Company free of charge by our directors. We have recorded an amount of $Nil and $1,400 as contributed capital during the fiscal year ended June 30, 2018 and 2017.

During the year ended June 30, 2018 and 2017, the Company was advanced cash proceeds in the amount of $257,672 and $893,748, respectively, by directors or entities with common directors to meet operational shortfalls. In addition during the year ended June 30, 2018 and 2017 related parties were repaid, in cash, $281,783, and $637,915, respectively. During the year ended June 30, 2018 and 2017, the Company was advanced $162,008 and $159,386, respectively, for payment of expenses directly to vendors by related parties.

The Company has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $100,715 during the year ended June 30, 2017, and has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $123,898 during the year ended June 30, 2018.

Note 8 – Commitments and Contingencies

Office Leases

On July 25, 2016 and September 15, 2016 respectively the Company entered into lease agreements for two individual corporate offices at Tower 1, Avenue 3, The Horizon, Bangsar South City, Kuala Lumpur, Malaysia 59200. The leased premises occupy a total of 5,652 square feet on level 1 and 5,773 square feet on level 5, and each allowed for one month free rent in order to renovate and occupy the space.

F-12

Under the terms of the lease(s) the Company will pay monthly rent of $7,242 USD (RM$31,086) for Level 1 and $7,397 USD (RM$31,752) for Level 5, and shall be responsible for all monthly utilities. The Company has recorded deferred rent for each of the Level 1 and Level 5 leases in the amount of one month's rent respectively for each of the leases in order to account for the free month of occupancy included in the terms of the lease. Deferred rent is being amortized over the term of the lease(s). Security deposits of two months' rent for Level 1 and Level 5 totaling $43,917 USD (RM$188,513), and a deposit for utilities with a cumulative total of $7,320 USD (RM$31,419) were remitted by a related party.

During the fiscal year ended June 30, 2018 and 2017 the Company expended a total of $139,872 (MYR 569,993) and $170,558 (MYR 730,963) with respect to all of its leasing obligations. During the year ended June 30, 2018, the Company terminated all of its outstanding lease obligations. All deposits under the office leases were forfeited to the landlord as required under the leases upon early termination.

Other matters

The Company is currently in negotiations with a related party, Nami Development Corp., in order to provide the Company with administrative support in the form of a management fee contract. The Company expects that it will obtain both executive and staff level support, office space and computer and other office equipment for all administrative functions sometime in the fiscal year ended September 30, 2019.

From time to time the Company may be subject to proceedings, lawsuits, and other claims related to government agencies, operations, shareholders and contracts. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after analysis of each matter. The required accrual, if any, may change in the future due to new developments in each matter or changes in settlement strategies. The Company does not believe that there are presently any such matters that will have a material adverse effect on its financial condition or results of operations.

Note 9 – Share Capital

Common Stock

The Company’s authorized capital consists of 600,000 shares of common stock with a par value of MYR 1 per share. All 600,000 shares of common stock of the Company are issued and held by GMCI Corp. as of June 30, 2018 and 2017.

Instruments Convertible into Common or Preferred Shares

As of June 30, 2018 and 2017, the Company had no instruments outstanding that were convertible into or exercisable into either common or preferred shares of the Company.

Note 10 – Sea Sand Mining Project

On August 30, 2017, SBS entered into an irrevocable right of use (“IRU”) agreement with JHW Holdings Sdn. Bhd. (“JHW”), whereby SBS shall be given exclusive rights to operate mining and extraction activities on the designated area (383 square kilometres outside the waters of the state of Terengganu, Malaysia, subject to certain terms and conditions therein) and manage all matters relating to the operations. The Company currently estimates that the acreage available under the IRU will provide approximately 5 years of sustained mining operations. As part of the IRU, the Company is responsible for all permitting costs (both for mining operation and for the right to sell the mined sand internationally) at both the state and federal levels of all applicable ministries and departments in Malaysia. As compensation for the IRU, the Company is obligated to remit to JHW on a quarterly basis, 25% of the profits from the mining activities, as defined within the agreement. The Company has obtained the approval to the required environmental and engineering assessments as part of the permitting process for approximately 20 square kilometers.

F-13

During the year ended June 30, 2018, the Company capitalized $236,749 (MYR 954,477) of concession acquisition costs associated with the permit applications for the project.

Note 11 – Stock Payable

In the period ended June 30, 2018, the Company was in discussion with certain investors for a private offering of a new class of preferred equity (see Note 13). Prior to the subscription for this new preferred equity, one investor advanced the Company $59,530 (MYR 240,000). In August 2018, the Company received a signed subscription from the preference share private placement for the amount tendered and will convert the payable to the preferred equity at the time of receipt of the signed subscription in the first quarter of Fiscal 2019.

Note 12 – Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2018 and 2017, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $1.472 million and $897,000 at June 30, 2018 and 2017 respectively, and will begin to expire in the year 2034.

Net deferred tax assets were made up of the following items as of June 30:

	2018	2017
Deferred tax assets:
Impairment of related party receivables	105,600	106,000
Depreciation of Property, Plant and Equipment	7,000	5,200
Impairment of mining expenditures	-	20,000
Other	15,000
Net operating loss carryforwards	353,000	215,000
Total long-term deferred tax asset	480,600	346,200
Deferred tax liabilities:
Related party liabilities	(29,800)	-
Concession acquisition costs	(56,800)	-
Total deferred tax liabilities	(86,600)	-
Valuation Allowance	(394,000)	(346,200)

Total Net Deferred Tax Assets	-	-

The difference from the reported income tax benefit to that expected from the loss from operations computed using the Malay statutory federal income tax rate of 24% is as follows for June 30:

	2018	2017

Expected income tax benefit	(110,300)	(126,000)
Permanent timing differences	39,900	25,000
Other	22,600
Valuation allowance	47,800	101,000

Reported income tax expense (benefit)	-	-

F-14

Note 13 – Subsequent events

NAMI Corp. Acquisition

In July 2018, the Company was acquired by NAMI Corp. in a Securities Exchange Agreement completed with the Company’s prior parent, GMCI Corp. In exchange for the issuance of 720,802,346 common shares of NAMI Corp. to GMCI Corp., NAMI Corp. received the 600,000 common shares of the Company. Because NAMI Corp. is a public shell, as defined by the United States Securities and Exchange Commission and GMCI Corp. shareholders will receive in excess of 50.1% of the issued and outstanding shares of NAMI Corp., the transaction will not be accounted for as a business combination, but instead as a recapitalization of the Company into NAMI Corp.

On July 19, 2018, the Board deems it to be in the best interests of the GMCI and its stockholders for GMCI to approve and declare a dividend of shares of Nami to the stockholders of the GMCI, on a pro rata basis, determined in accordance with the number of shares of capital stock of the GMCI held by such stockholders, thereby transferring ownership of 100% of the outstanding shares of Nami held by GMCI to the stockholders of the GMCI (collectively, the “Nami Stock Dividend”). The Nami Stock Dividend was completed on August 21, 2018.

In August 2018, the Company designated a new class of preferred equity, designated the 12% redeemable cumulative preference shares, in its attempt to raise capital for business expansion and exploration and mining activities. The Company authorized the issuance of up to 50 million shares at the issue price of MYR 1.0 per share. The new preferred equity carries a cumulative 12% preferred dividend, payable on a quarterly basis, based on the issue price of the preferred security. The preferred dividend will have priority to any payment of dividends on the common equity. The preferred shares automatically convert to NAMI Corp common shares at the rate of USD $1.50 on then value translated into USD of each 12% redeemable cumulative preference share at the company redemption date which is 2nd anniversary of the issuance date. In the event of the liquidation or winding up of the Company, the preferred shares are entitled to distributions prior to any amounts distributed to the common equity holders. The holders of the preferred shares, so long as the cumulative preferred dividend is timely paid each quarter, have no general voting rights, but have rights to vote on any matters that effect the provisions of the preference shares. In the event that the Company fails to timely make its quarterly dividend payment, the holders of the preferred equity receive the right to vote on any and all general corporate matters on a 1 for 1 basis with the number of preferred shares held.

In august 2018, the Company received approximately $10,000 (MYR 40,000) in a second subscription of its 12% redeemable cumulative preference shares.

In August 2018, Nami Development Corp. advanced to the Company approximately $128,000 (MYR 526,650).

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